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                                                                  Exhibit 23.2

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 to register 250,000 shares of common stock of our report dated February 14, 2002 relating to the financial statements of Cubist Pharmaceuticals, Inc., which appear in Cubist Pharmaceutical Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Boston, Massachusetts
December 16, 2002